Registration No. 333-26673
--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------


                                 AMENDMENT NO. 6
                                       TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


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                                 EUROTECH, LTD.
             (Exact name of registrant as specified in its charter)

                                 --------------

   District of Columbia              873-8731                   33-0662435
(State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization) Classification Code Number)   Identification No.)

                             1101 30th Street, N.W.
                                    Suite 500
                           Washington, D.C. 20007-3772
                                 (202) 625-4382
                          (Address and telephone number
                         of principal executive offices)

                                   Peter Gulko
                             President and Secretary

                             1101 30th Street, N.W.
                                    Suite 500
                           Washington, D.C. 20007-3772
                                 (202) 625-4382

                          (Name, address, and telephone
                          number of agent for service)

                                 --------------

                                   Copies to:

                             Vincent J. McGill, Esq.
                    Phillips Nizer Benjamin Krim & Ballon LLP
                                666 Fifth Avenue
                          New York, New York 10103-0084
                                 (212) 977-9700

                                 --------------
      Approximate dates of proposed sales to the public: From time to time after this Registration Statement becomes effective.

                                 --------------
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                                          Proposed
                                                        Proposed           Maximum
     Title of Each                Amount                 Maximum          Aggregate        Amount of
  Class of Securities              To Be                Offering          Offering        Registration
   to be Registered             Registered           Price Per Share        Price             Fee
----------------------------------------------------------------------------------------------------------
Common Stock, par            4,321,249 shares              $2.3125(1)    $9,992,888(1)       $2,947.90
value $.00025 per      -----------------------------------------------------------------------------------
share                         566,000 shares               $1.9375(2)    $1,096,625(2)          323.51
----------------------------------------------------------------------------------------------------------
Common Stock, par             127,500 shares               $4.73(3)         603,075(3)          177.91
value $.00025 per      -----------------------------------------------------------------------------------
share (underlying              60,000 shares                2.3125(3)       138,750(3)           40.93
warrants and options)  -----------------------------------------------------------------------------------
                              430,000 shares                2.3125(3)       994,375(3)          293.34
                       -----------------------------------------------------------------------------------
                               75,000 shares                6.75(3)         506,205(3)          149.34
                       -----------------------------------------------------------------------------------
                               25,000 shares                2.50(3)          62,500(3)           18.44
----------------------------------------------------------------------------------------------------------
Common Stock, par
value $.00025 per
share (underlying           4,799,999 shares(4)            $2.3125(3)   $11,099,998(3)        3,275.00
Convertible            -----------------------------------------------------------------------------------
Debentures)                 5,907,692 shares(4)             2.3125(3)    13,661,538(3)        4,303.15
==========================================================================================================
TOTAL                                                                                       $11,256.52
                                                                                            -10,933.01
                                                                                            ----------
                                                                                            $   323.51
==========================================================================================================

(1) The Shares are offered at prices not presently determinable. The offering price is estimated pursuant to the provisions of Rule 457 solely for the purpose of calculating the registration fee based on the average bid and ask price for the Company's Common Stock on March 16, 1998, which was $2.3125 per share.
(2) The Shares are offered at prices not presently determinable. The offering price is estimated pursuant to the provisions of Rule 457 solely for the purpose of calculating the registration fee based on the average bid and ask price for the Company's Common Stock on April 9, 1998, which was $1.9375 per share.
(3) The offering price is based on the higher of the conversion or exercise price, or the average bid and ask price, for the Company's Common Stock on March 16, 1998.
(4) The exact number of shares issuable upon conversion of the Convertible Debentures is not presently determinable. The Company will rely on Rule 416 to cover any additional shares that are ultimately issuable upon such conversion.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

      (a) Exhibits:

Exhibit
No.      Description of Exhibit
---      ----------------------

3.1      Certificate of Incorporation of the Company(1)
3.2      By-Laws of the Company(1)
4.1      Form of Common Stock Certificate(1)


5.1      Opinion of Phillips Nizer Benjamin Krim & Ballon LLP(3)


10.1     Material Contracts(1)
10.2     Technology Purchase Agreement between the Company and Oleg L.
         Figovsky(3)
10.3     Technology Purchase Agreement between the Company and Oleg L.
         Figovsky(3)
10.4     Technology Purchase Agreement between the Company and Oleg L.
         Figovsky(3)
10.5 Teaming Agreement between the Company and Duke Engineering & Services, Inc.(3)
10.6 Form of Agreement between the Company, V. Rosenband and C. Sokolinsky, and Ofek Le-Oleh Foundation(3)
10.6.2 Equity Sharing Agreement between the Company, V. Rosenband and C. Sokolinsky(3)
10.6.3   Voting Agreement between the Company, V. Rosenband and C. Sokolinsky(3)
10.7.1   Investment Agreement between the Company and Chemonol, Ltd.(3)
10.7.2   Equity Sharing Agreement between the Company and Leonid Shapovalov(3)
10.7.3   Voting Agreement between the Company and Leonid Shapovalov(3)
10.8.1   Agreement between the Company and Separator, Ltd.(3)
10.8.2   Equity Sharing Agreement between the Company and Efim Broide(3)
10.8.3   Voting Agreement between the Company and Efim Broide(3)
10.9.1   Form of Agreement between the Company, Ofek Le-Oleh Foundation and
         Y. Kopit(3)
10.9.2   Equity Sharing Agreement between the Company, Y. Kopit and
         V. Rosenband(3)
10.9.3   Voting Agreement between the Company, Y. Kopit and V. Rosenband(3)
10.10    Form of License Agreement between the Company and ERBC Holdings,
         Ltd.(3)
10.11 Cooperation Agreement between the Company and Forschungszentrum Julich GmbH(3)
10.12.1 Convertible Debenture Purchase Agreement among the Company, JNC Opportunity Fund, Ltd. and Diversified Strategies Fund, L.P.(3)
10.12.2 Escrow Agreement among the Company, JNC Opportunity Fund, Ltd., and Diversified Strategies Fund, L.P. and Robinson, Silverman, Pearce, Aronsohn & Berman, LLP(3)
10.12.3 Registration rights Agreement among the Company the Company, JNC Opportunity Fund, Ltd., and Diversified Strategies Fund, L.P.(3)
10.12.4 Form of 8% Convertible Debenture Due November 27, 2000 between the Company and JNC Opportunity Fund, Ltd.(3)

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      1     Incorporated by reference to the Company's Registration Statement on
            Form 10 under the Securities Exchange Act of 1934, on file with the Commission.


      2 Amendment No. 6 to this Registration Statement was filed solely to include in the Registration Statement the attached consent of Tabb, Conigliaro & McGann.


      3     Previously filed.

10.12.5 Form of 8% Convertible Debenture Due November 27, 2000 between the Company and Diversified Strategies Fund, L.P.(3)
10.12.6  Warrant No. 1 between the Company and JNC Opportunity Fund, Ltd.(3)
10.12.7  Warrant No. 2 between the Company and Diversified Strategies
         Fund, L.P.(3)
10.12.8  Warrant No. 3 between the Company and Diversified Strategies
         Fund, L.P.(3)
10.13.1 Convertible Debenture Purchase Agreement between the Company and JNC Opportunity Fund, Ltd.(3)
10.13.2 Escrow Agreement among the Company, JNC Opportunity Fund, Ltd. and Robinson, Silverman, Pearce, Aronshohn and Berman, LLP(3)
10.13.3 Registration Rights Agreement between the Company and JNC Opportunity Fund, Ltd.(3)


10.13.4 Form of 8% Convertible Debenture Due February 23, 2001 between the Company and JNC Opportunity Fund, Ltd.(3)


10.13.5  Warrant No. 3 between the Company and JNC Opportunity Fund(3)
23.1     Consent of Tabb, Conigliaro & McGann(2)
23.2     Consent of Phillips Nizer Benjamin Krim & Ballon LLP (included in
         Exhibit 5.1)
24.1     Power of Attorney (included in Part II)
27       Financial Data Schedule(3)

      (b) Financial Statement Schedules

      All other financial statement schedules are omitted because the information is not required, is not material or is otherwise included in the financial statements or related notes thereto.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned in Washington, D.C., on June 18, 1998.


                                EUROTECH, LTD.


                              By: /s/ Peter Gulko
                                  ---------------
                                  Peter Gulko


                               POWER OF ATTORNEY

      Each of the undersigned does hereby constitute and appoint James D. Watkins, and each of them acting singly, his attorneys-in-fact and agents, with full power of substitution, to execute for him in his name, and in any and all of his capacities, any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform every act and thing required or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


       Signature                      Titles                       Date



/s/ James D. Watkins            Director and Chairman           June 18, 1998
-------------------------
    James D. Watkins


/s/ Maxwell Rabb                Director                        June 18, 1998
-------------------------
    Maxwell Rabb


/s/ Peter Gulko                 President, Secretary and        June 18, 1998
-------------------------
    Peter Gulko                 Principal Financial Officer


/s/ Lawrence C. McQuade         Director                        June 18, 1998
-------------------------
    Lawrence C. McQuade